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                                [LETTERHEAD]


March 26, 1997

To Whom It May Concern,

    I am the President and Chief Executive Officer of ComCor Holding, Inc., a consulting firm. During the calendar years, 1996 and 1997, ComCor Holding, Inc. loaned Austins Steak and Saloon, Inc., $269,927.62. The maturity date for the entire sum, $269,927.62, is December 31, 1999.


Sincerely,

/s/ Paul C. Schorr III

Paul C. Schorr III
President and Chief Executive Officer




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